EXHIBIT B

                                 LEIDY HUB, INC.
                                INCOME STATEMENT
                                   (UNAUDITED)


                                    Three Months Ended     Twelve Months Ended
                                    December 31, 1998      December 31, 1998
                                    ------------------     -------------------

Operating Expenses:
  Operation Expense                     $  8,905                $ 34,726
  Other Taxes                              1,771                   2,049
                                        --------                --------

Total Operating Expenses                  10,676                  36,775
                                        --------                --------

Other Income:
  Interest Income                          9,652                  38,046
  Equity Interest in:
    Ellisburg-Leidy Northeast
     Hub Co.                                   -                       -
    Enerchange                                 -                 139,340
                                        --------                --------
                                           9,652                 177,386
                                        --------                --------

Other Deductions:
  Interest                                     -                   1,062
                                        --------                --------

Pretax Income (Loss)                      (1,024)                139,549
                                        --------                --------

Income Taxes - Current                     2,179                 151,956
             - Deferred                     (275)               (106,089)
                                        --------                --------
                                           1,904                  45,867
                                        --------                --------

Net Income (Loss)                       $ (2,928)               $ 93,682
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